UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2006

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-06136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CORUS BANKSHARES, INC.

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2006, Corus Bank, N.A. (the “Bank”), a wholly owned subsidiary of Corus Bankshares, Inc. (the “Company”) entered into a Commission Agreement and Release (the “Release”) with Michael G. Stein, a named executive officer of the Company.  In accordance with the Release, the Bank and Mr. Stein agreed that Mr. Stein would cease participation in the Corus Bank Commission Program for Commercial Loan Officers (the “Program”) with respect to all loans originated after October 31, 2005.  In consideration of Mr. Stein’s release of any commissions from loans originated after October 31, 2005, the Bank agreed to release Mr. Stein from, what would otherwise be, his share of any losses incurred with respect to such loans.  As a result of the aforementioned Release and in accordance with the terms of the Program, Mr. Stein will be entitled to the release of previously held back commissions totaling 254,572 shares of Corus Common Stock and cash totaling $68,820, to be disbursed in December 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

December 18, 2006	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer and duly authorized Officer of Registrant)